UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2014

Quality Distribution, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4041 Park Oaks Blvd., Suite 200

Tampa, Florida 33610

(Address of principal executive offices, including zip code)

(813) 630-5826

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 16, 2014, the Company announced that its wholly-owned subsidiaries, Quality Distribution, LLC and QD Capital Corporation, plan to redeem $10.0 million outstanding principal amount of their 9.875% Second-Priority Senior Secured Notes due 2018 on January 15, 2015 (the “Redemption Date”). The redemption price for the 2018 Notes will be equal to 104.938% of the aggregate redemption amount of $10.0 million (plus accrued and unpaid interest to, but not including, the Redemption Date). This redemption is expected to be funded with net proceeds from borrowings under Quality Distribution, LLC’s existing ABL Facility and/or cash on hand.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits The following exhibits are filed herewith:

99.1 Press Release of Quality Distribution, Inc., dated December 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 16th day of December, 2014.

QUALITY DISTRIBUTION, INC.

By:	/s/ Joseph J. Troy

Joseph J. Troy
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release of Quality Distribution, Inc., dated December 16, 2014.